Exhibit 99.1

Calix to Acquire Fiber Access Assets from Ericsson; Companies Sign Global

Reseller Agreement

Partnership will bring Calix Unified Access systems and software to communications service providers worldwide

PETALUMA, CA– August 22, 2012 – Calix, Inc. (NYSE:CALX) and Ericsson (NASDAQ:ERIC) today announced the signing of a definitive agreement under which Calix will acquire Ericsson’s fiber access assets. The two companies also announced that they have signed a global reseller agreement, under which Calix will become Ericsson’s preferred global partner for broadband access applications.

The acquisition brings together the industry’s highest capacity GPON solution, deployed by major service providers worldwide, with North America’s leading access portfolio. Ericsson’s fiber access assets expected to be included are the Ericsson EDA 1500 GPON solution and its complementary ONT portfolio. The agreement also calls for Calix to offer employment for up to 61 U.S.-based employees of Ericsson, as well as the transition of ongoing support of the acquired products from Ericsson to Calix. The acquisition transaction is expected to close in the fourth quarter of 2012. Financial terms of the transaction were not disclosed. After close of the transaction, Calix expects operations related to the acquired assets to be accretive to non-GAAP earnings per share.

The global reseller agreement between the two companies allows Ericsson to sell Calix Unified Access systems and software as its preferred fiber and VDSL2 access solution in 180 countries worldwide. This preferred partnership becomes effective upon the close of the acquisition and remains effective for three years.

“This partnership provides Calix, already North America’s fiber access deployment leader, with an extensive new global reseller channel, while our acquisition of Ericsson’s fiber access portfolio delivers powerful new complements to our industry-leading Unified Access portfolio,” said Carl Russo, president and CEO of Calix. “This partnership, built on a clear alignment of corporate strategy and direction, allows Ericsson to fully leverage its strengths in wireless and end-to-end services while relying on Calix to provide innovation and expertise in fixed-line broadband access. We are excited about the opportunity to assume responsibility for development and support of Ericsson’s fiber access business, and look forward to working closely with Ericsson and its broad customer base as a preferred global partner.”

“We believe that this partnership will provide our existing fiber access customers with world-class support and maintenance, and an expanded portfolio of access systems and software from a leading company totally focused on access,” said Jan Häglund, vice president and head of product area IP and broadband at Ericsson.

Calix announced that a conference call will be held August 22, 2012 at 2:00 p.m. Pacific Time to discuss the planned transaction. A live, audio webcast and replay of this conference call will also be available from the investor relations section of the Calix website: http://investor-relations.calix.com/. Interested parties can also listen to the live call by dialing number: 877-407-4019 (U.S.) or 201-689-8337 (outside the U.S.).

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About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at http://www.calix.com/.

About Ericsson

Ericsson is the world’s leading provider of communications technology and services. We are enabling the Networked Society with efficient real-time solutions that allow us all to study, work and live our lives more freely, in sustainable societies around the world.

Our offering comprises services, software and infrastructure within Information and Communications Technology for telecom operators and other industries. Today more than 40 percent of the world’s mobile traffic goes through Ericsson networks and we support customers’ networks servicing more than 2.5 billion subscribers.

We operate in 180 countries and employ more than 100,000 people. Founded in 1876, Ericsson is headquartered in Stockholm, Sweden. In 2011 the company had revenues of SEK 226.9 billion (USD 35.0 billion). Ericsson is listed on NASDAQ OMX, Stockholm and NASDAQ, New York stock exchanges.

Forward-looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “projects,” “hopes,” “could,” “will,” “intends,” “should,” “estimate,” “would,” “may,” “anticipates,” “plans” and other similar words. These statements are based on management’s current expectations, estimates, forecasts, projections and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements about the timing of completion of the acquisition; ability of Ericsson to provide Calix with an extensive global reseller channel; anticipated accretion to non-GAAP earnings from the transaction; benefits of the acquisition and reseller agreement to stockholders, employees and customers; the ability of the fiber access portfolio acquired from Ericsson to deliver complements to Calix’s Unified Access portfolio; the ability of Calix to develop and support Ericsson’s fiber access business; the ability of Ericsson to leverage its strengths in wireless and end-to-end services; the ability of Calix to provide innovation and expertise in fixed-line broadband access; Calix’s ability to provide support and maintenance to Ericsson’s customers and other statements regarding the pending acquisition and reseller relationship. These statements are not guarantees of future performance, involve risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed. For example, if the parties fail to satisfy conditions to closing, the transaction may not be consummated. In any forward-looking statement in which Calix or Ericsson expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the challenges and costs of closing the transaction and integrating acquired assets and employees into Calix’s operations; the ability of Calix to retain key former Ericsson employees; the ability of Calix to acquire and maintain intellectual property to operate its business, including the assets acquired from Ericsson; Calix’s dependence on Ericsson for sales of Calix products; the ability of Ericsson to maintain its existing fiber access customers; and other economic, business, competitive, and/or regulatory factors affecting the businesses of Calix and Ericsson generally, including those set forth in the filings of Calix

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with the Securities and Exchange Commission, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Calix’s Annual Report on Form 10-K filed with the SEC on February 24, 2012 and its quarterly report on Form 10-Q filed with the SEC on August 7, 2012, Ericsson’s annual reports on Form 10-K and quarterly reports on Form 10-Q, each of Calix’s and Ericsson’s current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date of this release. Calix and Ericsson are under no obligation to (and expressly disclaim any such obligation to) update or alter their forward-looking statements whether as a result of new information, future events, or otherwise.

Press Inquiries:

Neila Matheny

707-766-3512

Neila.Matheny@Calix.com

Investor Relations Inquiries:

David H. Allen

510-360-3703

David.Allen@Calix.com